UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39441	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	OTC Expert Market
Common Stock Purchase Warrants	KBNTW	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreement.

As previously announced, on May 24, 2023, Kubient, Inc. (“Kubient”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Adomni, Inc., a Delaware corporation (“Adomni”), and ADM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Kubient (“Merger Sub”).

On November 27, 2023, Kubient delivered to Adomni written notice (the “Termination Notice) of its election to terminate the Merger Agreement, pursuant to Section 9.1(k) thereof. Section 9.1(k) of the Merger Agreement provides that the Merger Agreement may be terminated by Kubient if the Company Audited Financial Statements, as such term is defined in the Merger Agreement, have not been provided by Adomni to Kubient on or prior to the four (4) month anniversary of the date of the Merger Agreement. The Merger Agreement was terminated in accordance with its terms, effective November 27, 2023.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2023, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2023, Jeannie Mun, Grainne Coen, and Peter Anthony Bordes, Jr. voluntarily resigned from their positions as members of the Board of Directors (the “Board”) of Kubient, Inc. (the “Company”) and its committees. The resignations of Ms. Mun, Ms. Coen and Mr. Bordes did not result from any known disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

In order to fill the vacancies created by the aforementioned resignations, also effective December 1, 2023, the Board appointed Lawrence Harris, an existing member of the Board, to serve as chair of the Board’s audit committee, compensation committee, nominating and corporate governance committee, and special committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: December 5, 2023	By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse Interim Chief Executive Officer